UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 15, 2012
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668-4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02	Results of Operation and Financial Condition.

On May 15, 2012, Royal Bancshares of Pennsylvania, Inc. (“Royal”) issued a press release announcing its financial results for the period ended March 31, 2012.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2012, Royal held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of Royal voted on the following proposals described in the Proxy Statement dated April 3, 2012.

The proposals voted on and approved or disapproved by Royal’s shareholders at the Annual Meeting were as follows:

Proposal No. 1.  Royal’s shareholders elected four individuals to serve as Class I directors on the Board of Directors for a term of three years each and until their successors are elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Edward F. Bradley	21,220,828	100,749	3,024,888
James J. McSwiggan	21,219,389	102,188	3,024,888
Linda Tabas Stempel	21,190,938	130,639	3,024,888
Howard Wurzak	21,177,240	144,337	3,024,888

Proposal No. 2.  Royal’s shareholders ratified the appointment of ParenteBeard LLC, as Royal’s independent registered public accounting firm for the year ending December 31, 2012, as set forth below:

Votes For	Votes Against	Abstentions
24,085,563	260,267	635

Proposal No. 3.  Royal’s shareholders ratified a non-binding proposal to approve the executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure) regarding the named executive officers in Royal’s proxy statement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,122,516	154,576	44,485	3,024,888

Proposal No. 4.  Royal’s shareholders approved an amendment to Royal’s amended and restated articles of incorporation to implement a 1-for-4 reverse stock split at any time prior to January 1, 2013, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,760,428	558,560	27,477	-

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press release dated May 15, 2012 regarding financial results for the period ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: May 18, 2012

	By:	/s/ Robert R. Tabas
Robert R. Tabas
Chairman and Chief Executive Officer